Exhibit 10.2

Amendment to Employment Agreement

This First Amendment (this “Amendment”), dated as of December 6, 2016, to the Employment Agreement, made as of July 18, 2014 (the “Employment Agreement”), between the Florida Community Bank, National Association (the “Company”) and Vincent Tese (“Executive”).

WHEREAS, the Company and Executive now wish to amend the Employment Agreement in accordance with the provisions of Section 7(m) of the Employment Agreement;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Employment Agreement as set forth herein.

Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“1. Term of Employment. The term of employment under this Agreement shall commence as of May 1, 2014 (the “Effective Date”) and, subject to earlier termination provided in Section 4 hereof, shall end on April 30, 2019 (the “Term”). For purposes of clarity, if Executive’s employment continues after the expiration of the Term, his employment shall be at-will.”

Section 3(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Benefits and Perquisites. Executive shall be entitled to participate in, to the extent Executive is otherwise eligible under the terms thereof, the benefits and programs, including, for the avoidance of doubt, any long-term incentive plans or arrangements, and receive the benefits and perquisites, generally provided by the Company to executives of the Company, including without limitation, family medical insurance. Notwithstanding the foregoing, Executive shall not be entitled to participate in any Company severance plan other than as provided specifically herein. Executive shall be entitled to annual vacation in accordance with Company policy.”

Except as specifically modified herein, the Employment Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed effective as of the date first written above.

[Signatures on the next page]

FLORIDA COMMUNITY BANK, NATIONAL ASSOCIATION

By:	/s/ Kent Ellert

Name:	Kent Ellert

Title:	President & Chief Executive Officer

VINCENT TESE

/s/ Vincent Tese